SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)

 COMMON STOCK-CLOSURE MEDICAL CORPORATION

          GAMCO INVESTORS, INC.
                       6/03/05           86,090-           27.0000
                       6/03/05          405,456-           27.0000
                       5/26/05            2,643            26.9500
          MJG ASSOCIATES, INC.
			     6/03/05            2,000-           27.0000
          	GABELLI FUND, LDC
                       6/03/05            2,000-           27.0000
          	GABELLI & CO PROFIT SHARING PLAN
                       6/03/05            3,000-           27.0000
	    GABELLI SECURITIES, INC.
	    	GABELLI ASSOCIATES LTD
                       6/03/05          227,853-           27.0000
                       5/27/05              500            26.9540
                       5/26/05            7,950            26.9500
    		GABELLI ASSOCIATES FUND II
                       6/03/05            7,500-           27.0000
          	GABELLI ASSOCIATES FUND
                       6/03/05          201,675-           27.0000
                       5/27/05            1,355            26.9500
          GABELLI FUNDS, LLC.
            GLOBAL UTILITY INCOME TRUST
                       6/03/05            8,000-           27.0000
		GABELLI DIVIDEND & INCOME TRUST
                       6/03/05           45,800-           27.0000
            GABELLI ABC FUND
                       6/03/05          171,400-           27.0000

(1) THE TRANSACTIONS ON 6/03/05 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.